EXHIBIT 10.7

EMPLOYMENT AGREEMENT


      AGREEMENT dated October 15, 2004, between FBO Air, Inc., its affiliates, subsidiaries, joint venture partners, successors and assigns, hereinafter referred to as "Company" and W. R. "Robert" Cumming, hereinafter referred to as "Executive".

Company is engaged in acquiring and operating fixed base operations and related aviation companies and operations within the United States and possibly internationally. Company currently maintains its place of business at 9087 E. Charter Oak, Scottsdale, AZ 85260

The Company wishes to employ the Executive, and the Executive wishes to accept employment with the Company, on the terms and subject to the conditions set forth in this Agreement. It is therefore agreed as follows:

      1. EMPLOYMENT. The Company shall employ the Executive, and the Executive shall serve the Company, as Chief Financial Officer and Executive Vice President of the Company, with such duties and responsibilities as may be assigned to the Executive by the Chairman and/or the Chief Executive Officer of the Company and as are normally associated with a position of that nature. The Executive shall devote his best efforts and his business time to the performance of his duties under this Agreement and shall perform them faithfully, diligently and competently and in a manner consistent with the policies of the Company as determined from time to time by the Chairman and/or Chief Executive Officer. The Executive shall report to the Chief Executive Officer of the Company. The Executive shall not engage in other business activities outside the scope of his employment if such activities would detract or interfere with the fulfillment of his responsibilities or duties under this Agreement.

      2. TERM. The Executive's employment by the Company under this Agreement shall commence in two weeks from the date of the initial fixed base acquisition and the firm commitment and written agreement by the Board of Directors in securing no less than $20 million in debt and equity financing by the Company. The Company will provide Executive two weeks notice from that date, which will be the "Effective Date". The term is for a continuous thirty-six month period of time. This Agreement will renew itself in its entirety automatically unless either party provides notice to the other party no less than 180 days before the expiration date of the Agreement.

      3.    COMPENSATION.

            a. Base Salary. As compensation for the services to be rendered by Executive during the period of his employment hereunder, Company shall pay Executive a salary of $125,000 per annum for the first twelve (12) months; $150,000 per annum for the second  twelve (12)  months;  and  $200,000  per annum for the third twelve (12) months and successive twelve (12) month periods thereafter; salary shall be less income tax withholdings and other normal employee deductions and shall be payable in equal monthly installments. The Board of Directors of the Company may increase such salary at any time and from time to time.

            b. Incentive Bonus. In addition to the Base Salary, the Executive shall be eligible for an incentive bonus equal to three percent (3%) of the earnings before interest, taxes, depreciation, and amortization ("EBITDA") of the Company. The incentive shall be earned by meeting or exceeding the annual Plan for EBITDA, which Plan shall be developed by management and approved by the Board of Directors. When earned, such incentive bonus shall be paid within four (4) weeks of the end of the applicable fiscal year of the Company. Executive, at his option, may receive incentive bonus in cash or in the form of Company stock at a rate equal to 80% of the listed price on the last business day of each calendar year.


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            c.    B. Stock  Option.  Executive  shall be  entitled to receive an
                  Option to purchase shares of the Company's stock as follows:

                     250,000 shares March 1, 2005
                     250,000 shares March 1, 2006
                     250,000 shares March 1, 2007

                  The per share price will be the listed price as of each respective date and will vest at the time of the issuance. The executive will have five years to acquire the stock from the date of issuance. So long as it may be done lawfully, the manner of acquisition of stock shall be structured as to minimize adverse tax consequences to the Executive.

                  Additional options may be granted by the Board of Directors at their discretion.

      This Agreement shall not be deemed abrogated or terminated if the Board of Directors of Company shall determine to increase the compensation of Executive or pay bonuses for any period of time.

      4. CONFLICTING ACTIVITIES. Executive shall not, during the term of this Agreement, be engaged in any business activity that is directly or indirectly in competition with the primary business activity of the Company without the prior written consent of the Board of Directors of the Company.

      Executive hereby agrees to promote and develop all business opportunities that come to his attention relating to the current or anticipated future business of the Company, in a manner consistent with the best interest of the Company and with his duties under this Agreement. As used herein, the term "business opportunity" shall not include business opportunities involving investment in publicly traded stocks, bonds or other securities, or other investment of a personal nature.

      5. INSURANCE AND INDEMNIFICATION. The Company will hold executive harmless and provide the Executive with complete indemnification against any and all claims and/or lawsuits born directly or indirectly from the execution of the Executive's duties in the performance of his position, and/or directly or indirectly as the result of any other employees, officers, directors, agents, stockholders and in furtherance thereof, the Company will provide and pay for director and officer liability insurance.

      6.    ADDITIONAL BENEFITS.

            6.1 Health, and Welfare Coverage: Company agrees to pay premium expenses in full on behalf of Executive and his family for
                  medical,   dental  and  vision  insurance  coverage  upon  the
                  Effective Date of this Agreement through Blue Cross of California and either its PPO Share 500 or HMO Health plans; and Dental PPO plans and related vision plans.

            6.2 Executive Life Insurance: The Company will provide and pay for term life insurance insuring the life of Executive during the term of this Agreement in the amount of one million dollars ($500,000.00), with one-half (1/2) of the proceeds thereof directed to such beneficiary or beneficiaries as Executive may from time to time appoint and one-half (1/2) the proceeds thereof directed to the Company.


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            6.3   Vacation:  The  Executive  shall be  entitled  each  year to a
                  vacation   of  three  (3)   weeks,   during   which  time  his
                  compensation shall be paid in full. Each vacation shall be taken at such time as to minimize its affect on the operations of the Company.

            6.4 Holidays and Sick Leave. Executive shall be entitled to thirteen paid holidays per year. Sick leave will be five days per year and accumulate up to twenty days if unused from year to year.

            6.5   Executive  Physical:  Company  will  arrange  and  pay  for  a complete executive physical examination every two years, provided, however, that the results of the physical examination shall be made known to Company as well as to Executive.

            6.6 Working Facilities and Equipment: The Executive shall have a private office, administrative support, and Company shall make available such equipment, computers, furniture and such other facilities and services as are suitable to his position and appropriate for the performance of his duties.

            6.7 Reimbursement of Expenses: The Executive may incur reasonable expenses for promoting the Company's business, including expenses for entertainment, travel, mobile telephone, home-based phone and fax lines, home-based Internet access, use of personal digital assistant and similar items.

            6.8 Relocation Allowance: Executive will be entitled to a relocation allowance in order to move from California to Arizona. This will amount to $5,000 per month for the first three months after the Effective Date of this Agreement.

            6.9   Automobile Allowance: Monthly $750.

            6.10 Continuous Education and Training: Consistent with the Federal Aviation Administration and Current Insurance Requirements for Aircraft and Fixed Base Operators and their operations, continuous education is required. Company recognizes Executive has been involved directly and indirectly in flight operations for a number of decades. Executive has an Airline Transport Pilot Rating and is a FAA flight instructor for single and multi-engine aircraft and has acted as Chief Check Pilot in flight operations. Company agrees to accrue five hours per month of flight time in Company owned and or leased aircraft of Executive's choosing for Executive to maintain currency and proficiency and comply with the various government and insurance requirements. This may include type ratings and training in simulators in addition to the actual flight time in aircraft.

            6.11 Pension, 401K Plans, ESOP Plans: Executive shall be entitled to participate immediately in any pension or profit sharing plan or other type of plan adopted by Company for the benefit of its key executives and/or regular employees.

      7. DISCLOSURE OF INFORMATION. The Executive acknowledges that he may be exposed to confidential information and that this information is a valuable, special, and unique asset of the Company's business. The Executive will not, during or after the term of his employment, disclose such confidential information to any person, firm, corporation, association, or other entity except for the specific purpose of accomplishing the Company's business objectives. In the event of a breach or threatened breach by the Executive of the provisions of this paragraph, the Company shall be entitled to an injunction restraining the Executive from disclosing, in whole or in part, such confidential information, or from rendering any services to any person, firm, corporation, association, or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Executive.


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      8.    FORCE  MAJEURE AND  DISABILITY.  If Company is unable to conduct its business, or a substantial portion thereof, by virtue of governmental regulation or order, or by strike, war, fire, earthquake, hurricane, or similar acts of god, or other calamity (declared or undeclared), or because of other similar or dissimilar cause beyond control of Company (all of which events are hereinafter sometimes referred to as "Force Majeure"), or in the event Executive suffers a disability which prevents him from performing his services hereunder (herein called a "Disability"), Company shall, in the event the Force Majeure and/or Disability continue for at least eight aggregate weeks during any four-month period, have the right to suspend the operation of this Agreement for the duration of said Force Majeure and/or Disability (except for any benefits payable to Executive under such benefit plans generally available to all executive employees), and Company shall, at its option, have the right to add a period equal to such suspension to the Term hereof.

      9. TERMINATION WITHOUT CAUSE. Without cause, the Company may terminate this Agreement at any time upon ten (10) days written notice to the Executive. In such event, the Executive shall be paid his Base Salary up to the date of termination, and in addition, there shall be paid to the Executive on the date of termination a severance allowance equal to one times then applicable Annual Base Salary (less only those amounts required by law to be withheld and deducted such as income taxes). Further, Company acknowledges that any Incentive Bonus due Executive shall be paid on a pro-rated basis; that any issued but non-vested Options shall be terminated; and that Benefits shall continue for a period of six (6) months from the end of the month of termination. Without cause, the Executive may terminate this Agreement upon sixty (60) days' written notice to the Company. In such event, the Executive shall continue to render his services and shall be paid his regular compensation up to the date of termination, but no severance allowance shall be owed. Also, should Executive terminate, Executive acknowledges that any Incentive Bonus due Executive shall be forfeited; that any issued but non-vested Options shall be terminated; and that Benefits shall continue up to the end of the month of termination. Cobra benefits, in accordance with the various federal and state regulations, will continue at the option of Executive.

      10. TERMINATION WITH CAUSE. For "cause," as defined below, either party may, at its election, terminate this Agreement immediately. In the event Company terminates "for cause," Company shall pay Executive the compensation and benefits which would otherwise be payable to Executive up to the end of the month in which the termination or disciplinary action occurs. Further, Executive acknowledges that any Bonus due at time of termination shall be forfeited; all non-vested Options shall be forfeited; and that Benefits shall be canceled at the end of the month of termination. Cobra benefits, in accordance with the various federal and state regulations, will continue at the option of Executive.

      As used in this Section, termination "for cause" shall be deemed to have occurred if either party has breached this Agreement and the non-breaching party gives notice in writing, delivered to the breaching party and providing sixty
(60)) calendar days, from the date of delivery of the notice, within which the breaching party has the opportunity to cure, if possible, the breach.

      In addition, cause for termination shall exist if Executive engages in any of the following conduct while an employee of the Company: (1) conviction of a felony offense, whether or not such offense was committed in connection with Company's business; (2) theft, embezzlement, false entries on records, misapplication of funds or property, misappropriation of any asset, or any actual or constructive fraud; (3) gross neglect of duty and/or willfully engaging in gross misconduct materially and demonstrably injurious to Company;
(4) at any time during employment at the Company, imparting confidential information, whether proprietary, to any person other than (i) an authorized employee of the Company; or (ii) as required by law, or (iii) as part of a privileged communication to an attorney; (5) receiving, during the term of this Agreement, compensation, income, anything of value, or a future interest in or future entitlement to compensation, income or a thing of value, from any person or entity who or which is engaged in the same or substantially the same business


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as the Company in the same product,  service or  geographical  market (within 50 miles), except stock dividends and/or capital gains from passive investments in financial institutions by Executive made in the ordinary course of business and as part of Executive's investment portfolio. However, cause shall not be deemed to exist merely because of a difference of opinion between Executive and the Company, or any employees, directors or officers of either, as to philosophy of management or other personal beliefs.

      11. TERMINATION UPON SALE OF BUSINESS. Notwithstanding anything to the contrary, the Company may terminate this Agreement upon ten (10) days' notice to the Executive upon any of the following events:

            (a) the sale by the Company of substantially all of its assets to a single purchaser or to a group of associated purchasers; or

            (b) the merger or consolidation of the Company in a transaction in which the shareholders of the Company receive less than fifty percent (50%) of the outstanding voting shares of the new or continuing corporation; or

            (c) the sale, exchange, or other disposition, in one transaction, of at least two-thirds (2/3) of the outstanding shares of the Company.

      In order to protect Executive against the possible consequences of such termination and thereby to induce Executive to continue to serve as an employee of Company, Company agrees that if (a) this Agreement is terminated as stated in this Section; or (b) one of the actions stated in this Section occurs and Executive leaves the employment of Company or the resulting entity for whatever reason (other than termination for cause) within one (1) year after such occurrence:

            (i) Executive shall be considered immediately and fully vested in any issued but non-vested Options

            (ii) Executive shall continue to be covered by all non-cash benefit plans of Company except for the retirement plans or retirement programs in which Executive participates or any successor plans or programs in effect on the date of such acquisition of control, for six (6) months thereafter; to include paying Executive a severance allowance equal to one times then applicable Annual Base Salary provided, however, that if during such time period Executive should enter into the employment of a competitor of Company, his participation in such non-cash benefit plans would cease. In the event Executive is ineligible under the terms of such plans to continue to be so covered, Company shall provide substantially equivalent coverage through other sources.

      Executive's benefits hereunder shall be considered severance pay in consideration of his past service, and pay in consideration of his continued service from the date hereof and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

      12. COMPETITION DURING AND AFTER TERM. Executive agrees that during the Term hereof, and for a period of one year after the expiration of the Term, he will not, either separately, jointly, or in association with others, directly or indirectly, as an agent, employee, owner, partner, stockholder, or otherwise, allow his name to be used by, or establish, engage in, or become interested in any business substantially providing services similar to those of the Company in any county in any of the States of the United States in which Company's business is being conducted at the time of termination, as long as Company, or any person, firm, or corporation deriving title to the goodwill of, or shares from it, carries on a like business therein. Notwithstanding the preceding sentence, Executive shall be allowed to engage in or be interested in businesses and


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activities  provided that his interest or involvement therein does not otherwise violate any other term or provision of this Agreement. Company and Executive acknowledge that during the Term of Executive's employment, Executive will acquire special knowledge and/or skill that he can effectively utilize in competition with Company. Furthermore, although not a term or condition of this Agreement, Company and Executive acknowledge that, as of the date hereof, it is reasonably contemplated that Executive's services will be utilized by Company in executive, managerial, and/or supervisory capacities throughout the areas in which Company conducts its business, and in the general operation of Company's business wherever it is being conducted, throughout the world.

      Executive agrees that the remedy at law for any breach by him of the covenants contained herein will be inadequate, and that in the event of a violation of the covenants contained herein, in addition to any and all legal and equitable remedies which may be available, the said covenants may be enforced by an injunction in a suit in equity, without the necessity of proving actual damage, and that a temporary injunction may be granted immediately upon the commencement of any such suit, and without notice. The parties hereto intend that the covenants contained in this Section shall be deemed to be a series of separate covenants, one for each county of each state where Company does business. If, in any judicial proceeding, a court shall refuse to enforce any or all of the separate covenants deemed included in such action, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purposes of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. Furthermore, if in any judicial proceeding a court shall refuse to enforce any covenant by reason of the duration or extent thereof; such covenant shall be construed to have only the maximum duration or extent permitted by law.

      13. SEVERABILITY. Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be a conflict between any of the provisions hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

      14. ATTORNEY'S FEES AND COSTS. In the event of any dispute arising out of the subject matter of the Agreement, the prevailing party shall recover, in addition to any other damages assessed, its attorney's fees and court costs incurred in litigating or otherwise settling or resolving such dispute whether or not an action is brought or prosecuted to judgment. In construing the Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

      15. WAIVER. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. Concurrently, the waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company No waiver shall be valid unless in writing and signed by an authorized officer of the Company or by the Executive.

      16. ASSIGNMENT. The Executive acknowledges that the services to be rendered by him are unique and personal. Accordingly, the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

      17. ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.


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      18.   GOVERNING  LAW.  This  Agreement  shall be construed and enforced in accordance with the laws of the State of Arizona.

      19. ARBITRATION. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any controversy, claim or dispute that cannot be so resolved shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in the State of Arizona, County of Maricopa, or such other place as may be mutually agreed upon by all the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator with ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

      20. NOTICES. Notices shall be as given to each of the parties hereto at such address or addresses as each party shall provide from time to time in writing to the other. Initially such notices shall be sent,

            If to Executive: Bob Cumming, 13428 Maxella, #304, Marina Del Rey, CA 90292.

            If to Company: FBO Air, Inc., c/o Ron Ricciardi, 9087 E. Charter Oak, Scottsdale, AZ 85260


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            IN WITNESS WHEREOF,  the parties hereto have executed this Agreement as of the date and year first above written.


COMPANY:                                         EXECUTIVE:


FBO Air, Inc.


   /s/ Ron Ricciardi                             /s/  W.R. "Robert" Cumming
-----------------------------                    -------------------------------
Ron Ricciardi                                    W. R. "Robert" Cumming

Its: President & CEO
   --------------------------







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